Exhibit 10.42

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into this 1st day of January, 2003, by and between PLANET POLYMER TECHNOLOGIES, INC., a California corporation (the "Company"), and DR. ROBERT PETCAVICH ("Consultant") with respect to the following facts:

                                    RECITALS

         A. Consultant has extensive experience and know-how related to the intellectual property developed by the Company (the "Intellectual Property").

         B. Customers of the Company to whom the Company has sold and licensed intellectual property (the "Customers") require ongoing support and consulting services (the "Services").

         C. The Company will enter into consulting agreements with the Customers to provide such Services.

         D. The Company desires to retain Consultant to provide the Services to the Customers related to the Intellectual Property.

         E. Consultant is willing and desires to provide the Services to the Customers, and, from time to time, to the Company with prior authorization from the Company's Board of Directors (the "Board"), upon the terms, covenants and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties agree as follows:

         1. Term and Amount of Service. The Company hereby retains Consultant for a period of one (1) year beginning as of January 1, 2003 and continuing until December 31, 2003 unless further extended or sooner terminated as provided in Section 5 below (the "Term"). Upon request by the Customers, and at times mutually agreed upon by the Customers and Consultant, Consultant shall devote such time as is agreed to between the Customers and Consultant. Consultation may be sought by each Customer over the telephone, in person at the Consultant's office, at the Customer's offices or another reasonable location or through written correspondence.

         2.       Services to Be Provided.

                  a. To the Customers. Consultant agrees to provide the Services to the Customers related to the Intellectual Property as the Customers may request. All services provided by Consultant for the Customers are to be performed solely pursuant to the terms and conditions of this Agreement and Consultant agrees not to contract directly with Customers to provide Services during the term of this Agreement without the approval of Company's President or Board of Directors. Consultant's provision of Services to the Customers will be limited to the specific work to which each Customer and the Company may agree.

                  b. To the Company. Consultant may from time to time be requested to provide the Services to the Company but only as the Company may request with prior written authorization from the Board.

         3. Consulting Fees. During the Term, the Company shall pay Consultant consulting fees in accordance with paragraph a ., of this Section 3 below.

                  a. Collected Fees Net of Expenses. While this Agreement is in effect, the Company shall pay Consultant those consulting fees that the Company collects from the Customers for Consultant's provision of Services to the Customers, less any expenses the Company incurs in connection with Consultant's provision of Services or the Company's collection of consulting fees.

                  b. Expense Reimbursement. Consultant shall charge and seek reimbursement only from each Customer directly for expenses incurred in the course of carrying out the Services for each Customer.

                  c. Payment of Fees. Consulting fees and reimbursements will be paid within five (5) business days of receipt of payment from each Customer.

         4. Independent Contractor; Withholding. Consultant will at all times be an independent contractor, and as such will not have authority to bind the Company or the Customers. Consultant will not act as an agent nor shall he be deemed to be an employee of the Company or the Customers for the purposes of any employee benefit program, unemployment benefits, or otherwise. Consultant recognizes that no amount will be withheld from any compensation for payment of any federal, state, or local taxes and that Consultant has sole responsibility to pay such taxes, if any, and file such returns as shall be required by applicable laws and regulations. Consultant shall not enter into any agreements or incur any obligations on behalf of the Company.

         5. Termination and Extension. The Term shall be sooner terminated or further extended under the following circumstances:

                  a. Termination for Cause. The Company shall be entitled, with or without prior notice, to terminate this Agreement for cause, in which case no consulting fees or other fees (other than such fees that have already been earned by Consultant) shall be payable to Consultant after such termination. "Cause" means Consultant's (i) gross negligence in the performance or non-performance of any material duties to the Company; (ii) commission of any material criminal act or fraud or of any act that affects adversely the reputation of the Company; (iii) habitual neglect of his duties that he is required to perform under this Agreement; (iv) dishonesty; or (v) gross misconduct.

Such termination shall not prejudice any other remedy under law or equity of the Company and the failure of the Company to terminate Consultant when cause exists shall not constitute the waiver of the Company's right to terminate this Agreement at a later time. Termination under this section shall be considered "for cause" for purposes of this Agreement.

                  b. Extension of Term. The Term may be further extended with the express authorization of the Board and Consultant.

         6. Indemnification. In the event any person or entity who is not a party to this Agreement makes any claim or demand, or brings any legal action, arbitration, or other proceedings against Consultant relating solely to Consultant's provision of the Services, the Company hereby agrees to indemnify and hold Consultant harmless from all such third party claims, or claims by the Company for indemnity regarding such third party claims, and all damages, expenses, losses, liability, or attorneys' fees which Consultant may incur therefrom (hereinafter collectively referred to as "liability"), except liability which results from Consultant's negligence or Consultant's intentional torts.

         7. General Release. Except as expressly provided in this Agreement, Consultant and the Company will and hereby do release each other and their respective directors, officers, Consultants, agents, owners, successors or assigns, and any related or subsidiary corporations (the "Released Parties") from all claims, demands, warranties, debts, obligations, liabilities, costs, expenses, rights of action, wages, vacation payments, commissions, overtime payments, judgments, orders or liabilities of any kind of character whatsoever, whether known or unknown, suspected or unsuspected, arising before the date of this Agreement. Without limiting the generality of the foregoing release, Consultant agrees to waive any right to recover based on state or federal age, sex, disability, physical or mental handicap, sexual orientation, medical condition, mental handicap or other anti-discrimination laws, including, without limitation, Title VII, The Age Discrimination in Employment Act, The Americans with Disabilities Act, and The California Fair Employment as well as the Older Workers Benefit Protection Act and Housing Act, all as amended, whether such claim be based upon an action filed by Consultant or by a governmental agency. The foregoing release is not intended to and does not release Consultant from any liability arising out of or in connection with any illegal acts committed by Consultant.

         8. Civil Code Waiver. Each party expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of the State of California, and does so understanding and acknowledging the significance of this specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him must have materially affected his settlement with the debtor.

         Thus, notwithstanding the provisions of Section 1542 and except as expressly provided in this Agreement, and for the purpose of implementing a full and complete release and discharge of the Released Parties, each party expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims that any party does not know or suspect to exist in the other party's favor at the time of execution of this Agreement, and this Agreement contemplates the extinguishment of any of these claims.

         9. Confidential Information. Consultant acknowledges that during Consultant's employment and the Term of this Agreement, Consultant had and will have access to and became acquainted with the Company's confidential and proprietary information, including but not limited to the Company's products and services, confidential information regarding its customers and other compilations of information and records. In consideration of the covenants made by the Company herein, Consultant agrees that (s)he shall not directly or indirectly disclose or otherwise use the confidential and proprietary information of the Company.

         10. Relationship of the Parties. Nothing contained herein shall be construed to place the parties in the relationship of employer/employee, partners, or joint venturers. Except as otherwise provided in this Agreement, the Company shall have no power to obligate or bind Consultant in any manner whatsoever. Consultant shall have no power to obligate or bind Company in any manner whatsoever, other than as provided by this Agreement.

         11. Benefit and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. The rights of the Company and Consultant hereunder may not be assigned without the prior written consent of the other party.

         12. Severability. Should any provision of this Agreement or application thereof be declared invalid, void or unenforceable for any reason, the validity and binding effect of the remaining portions shall not be affected and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with the invalid, void or unenforceable provision eliminated. To this end, the provisions of this Agreement are severable.

         13. Governing Law. Except to the extent governed by the laws of the United States, this Agreement is to be governed and construed under the internal laws of the State of California and that venue shall be proper for all purposes in San Diego County, California.

         14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be the same document. Such counterparts may be executed and delivered in person or via facsimile.

         15. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or be liable for any alleged representation, promise, inducement, or statement not set forth herein.

         16. Modification. This Agreement may not be modified, amended, superseded, or cancelled, and none of the terms, covenants, representations, warranties or conditions hereof may be waived, without a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

         17. Arbitration. Except as otherwise provided by law, any controversy or claim arising out of or relating to this Agreement, the relationship created hereby, the breach or termination thereof, or otherwise, shall be settled by arbitration in San Diego County, California, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. BY AGREEING TO ARBITRATION UNDER THIS PARAGRAPH, BOTH CONSULTANT AND THE COMPANY UNDERSTAND THAT THEY ARE AGREEING TO HAVE ANY DISPUTE RELATING TO THIS AGREEMENT DECIDED BY A NEUTRAL ARBITRATOR, AND AS TO THOSE DISPUTES DECIDED BY THE NEUTRAL ARBITRATOR, CONSULTANT AND THE COMPANY ARE GIVING UP THEIR RIGHT TO A JURY OR COURT TRIAL AND, IN ADDITION, CONSULTANT AND THE COMPANY WAIVE ANY RIGHT TO SEEK PUNITIVE DAMAGES.

         18. Attorneys' Fees and Costs. In any arbitration or other action, the prevailing party shall be entitled to recover from the losing party its reasonable costs and actual attorneys' fees. The "prevailing party" means the party determined by the arbitrator to have most nearly prevailed, even if such party did not prevail in all matters, and not necessarily the one in whose favor a judgment is rendered.

         19. Waivers; Cumulative Remedies. The failure of any party to exercise any of its rights hereunder or to enforce any of the terms or conditions of this Agreement on any occasion shall not constitute or be deemed a waiver of that party's rights thereafter to exercise any rights hereunder or to enforce any and every term and condition of this Agreement. Any remedies provided for herein are cumulative, and not in substitution for any other remedy any party may have at law or in equity. No delay on the part of any party in exercising any right, power or privilege granted hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof.

         20. Representation. The parties hereto acknowledge each has read this Agreement, that each fully understands its rights, privileges and duties under this Agreement, and that each enters into this Agreement freely and voluntarily. Consultant further acknowledges he has had the opportunity to consult with an attorney of his choice who is completely independent of and in no way connected with the Company, to explain the terms of this Agreement and the consequences of signing it.

         21. Headings. All paragraph headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

         22. Further Assurances. The parties agree that, from time to time hereafter, and upon request, each of them will execute, acknowledge and deliver such documents and other instruments and shall perform such acts and deeds as may be reasonably required or desirable to effectuate the transactions contemplated by this Agreement or to otherwise carry out the terms and conditions of this Agreement.

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                                 SIGNATURE PAGE

                                       TO

                              CONSULTING AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Consulting Agreement to be executed as of the date first set forth above.

                                           CONSULTANT:

                                           _________________________________
                                                Dr. Robert Petcavich

                                           THE COMPANY:

                                           PLANET POLYMER TECHNOLOGIES, INC.

                                           By:______________________________
                                                H. Mac Busby